INDEPENDENT AUDITOR'S CONSENT

Board of Directors and Stockholders
ASR Investments Corporation
Tucson, Arizona

We consent to the use in this Registration Statement of ASR Investments Corporation on Form S-3 of (a) our report dated March 18, 1997 on the financial statements of ASR Investments Corporation for each of the three years in the period ended December 31, 1996; (b) our report dated April 25, 1997 on the Winton Properties' combined historical summary of revenues and certain operating expenses for the year ended December 31, 1996; (c) our report dated May 23, 1997 on La Privada Apartments' historical summary of revenues and certain expenses for the year ended December 31, 1996; and (d) our report dated May 29, 1997 on the London Park Apartments' historical summary of revenues and certain expenses for the year ended December 31, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Tucson, Arizona

May 29, 1997